Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  July 28, 1998

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


       Pennsylvania                  0-16276                  23-2449551
 (State or other jurisdiction (Commission File Number)    (IRS Employer
     of incorporation)                                  Identification No.)

   101 North Pointe Boulevard, Lancaster, Pennsylvania        17601-4133
    (Address of principal executive offices)                   (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                    N/A
  (Former name or former address, if changed since last report)


Item 5.    Other Events.

          On July 28, 1998, the Registrant issued a press release announcing a plan to repurchase up to 250,000 shares of the Registrant's outstanding common stock, par value $5.00 per share, which press release is attached as Exhibit 99 hereto and incorporated herein by reference.


Item 7.    Financial Statements and Exhibits.

          Exhibit:
                 99 Press Release of the Registrant, Sterling Financial Corporation, dated July 28, 1998, re: Repurchase Program



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    Sterling Financial Corporation
                                    (Registrant)

                              By: /s/ John E. Stefan
                                 John E. Stefan, Chairman of the Board,
                                 President and Chief Executive Officer
                                 (Principal Executive Officer)


DATE     July 30, 1998


                          EXHIBIT INDEX

                                                    Page Number in
                                                    Manually Signed
Exhibit                                             Original

  99        Press Release, dated July 28, 1998,
            of Registrant   re: Repurchase Program         5


                            Exhibit 99
                          Press Release


FOR IMMEDIATE RELEASE

               STERLING FINANCIAL CORPORATION
         COMMON STOCK REPURCHASE PROGRAM INITIATED

     Lancaster, PA (July 28, 1998)-Sterling Financial Corporation
(NASDAQ:SLFI), today announced the approval of a plan to purchase, in open market transactions, up to 250,000 shares of its outstanding common stock. In announcing the plan, John E. Stefan, Chairman of the Board, President and
Chief Executive Officer of Sterling Financial Corporation, stated that the Board of Directors believes the opportunity to purchase Sterling's common stock represents an attractive opportunity to increase value for the Company and its shareholders. The purchases are expected to be funded by using available capital.

     Sterling Financial Corporation is the parent bank holding company of Bank of Lancaster County, N.A. Bank of Lancaster
County has 31 banking locations in addition to the bank's wholly owned subsidiary, Town & Country Leasing.




Contact: John E. Stefan, Chairman and President
        (717) 581-6030